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EXHIBIT 23.1

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1970
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001




             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Paxton Mining Corporation
Spokane, Washington


We consent to the use of our report dated August 13, 1999, on the financial statements of Paxton Mining Corporation as of June 30, 1999, and the period then ended, and the inclusion of our name under the headings "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

August 30, 1999